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                                                                Exhibit 99.B1(c)



                        THE BLACKSTONE GOVERNMENT INCOME TRUST

                             CERTIFICATE OF AMENDMENT OF
                                 DECLARATION OF TRUST

    The undersigned, being the duly elected and acting Assistant Secretary of THE BLACKSTONE GOVERNMENT INCOME TRUST, a trust with transferable shares under Massachusetts law (the "TRUST"), established under a Declaration of Trust dated June 13, 1991 as amended July 15, 1991, (as so amended, the "DECLARATION"), DOES HEREBY CERTIFY that the Trustees of the Trust, acting pursuant to Section 9.3 of the Declaration, by vote duly adopted at a meeting of the Trustees, duly called and held, at which a quorum was present and acting, have amended Section 1.1 of the Declaration to read as follows:

         "SECTION 1.1.   NAME.  The name of the trust created hereby is The
BlackRock Government Income Trust."

    This amendment of the Declaration is to become effective on September 1, 1992.

    IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Trust, this 18 day of August, 1992.


                                                 /s/ Domenick Pugliese
                                                 ------------------------------
                                                 Name:   Domenick Pugliese
                                                 Title:  Assistant Secretary


[TRUST SEAL]
5-162W

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                             A C K N O W L E D G M E N T
                             - - - - - - - - - - - - - -

STATE OF NEW YORK   )
                   ss.                                          August 18, 1992
COUNTY OF NEW YORK  )

    Then personally appeared before me the above named Domenick Pugliese and acknowledged the foregoing instrument to be his free act and deed.


                                            /s/ Robert S. Moskow
                                            ------------------------------
                                                 Notary Public
                                                    [STAMP]

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AMENDMENT TO DECLARATION (NAME CHANGE)
    (NEW NAME)  BLACKROCK GOVERNMENT INCOME TRUST, THE
    (OLD NAME)  BLACKSTONE GOVERNMENT INCOME TRUST, THE

FEE PAID
$100.00
AUG 24 1992

CASHIERS
SECRETARY'S OFFICE

/s/ [Illegible]

[STAMP]